EXHIBIT 10.12

AMENDMENT
TO THE
DOMINION RESOURCES, INC.
EXECUTIVE SUPPLEMENTAL RETIREMENT PLAN

AMENDMENT, dated as of November 26, 2001, to the Dominion Resources, Inc. Executive Supplemental Retirement Plan (the “Plan”) by Dominion Resources, Inc. (the “Company”). The Company maintains the Plan, originally effective as of May 19, 1983.

WHEREAS, the Administrative Benefits Committee (the “Committee”), pursuant to the authority granted to it by the Company’s Organization, Compensation and Nominating Committee to administer the Plan, now wishes to amend the Plan to permit Participants in the Plan to rollover single lump sum payment benefits to the Dominion Resources, Inc. Executives’ Deferred Compensation Plan;

NOW, THEREFORE, effective December 1, 2001, the Committee hereby amends the Plan as follows:

1.  All references in the Plan to “O&C Committee” are changed to “OCN Committee” and Section 1.3 is amended to read as follows:

1.3  “OCN Committee” means the Organization, Compensation and Nominating Committee of Dominion Resources, Inc.

2.  Section 3.2 of the Plan is amended by renumbering the current Subsection 3.2(b) as subsection 3.2(c) and by adding a new Subsection 3.2(b) as follows:

(b)  Effective December 1, 2001, if the Participant is eligible to receive benefits in a single lump sum payment under Subsection 3.1(d) or if the Participant elects to receive benefits in a single lump sum payment under Subsection 3.2(a), the Participant may elect to defer payment of such benefits by electing to rollover such amounts to the Dominion Resources, Inc. Executives’ Deferred Compensation Plan. Payment of benefits rolled over to the Dominion Resources, Inc. Executives’ Deferred Compensation Plan shall be determined under the distribution provisions of that plan.

3.  Renumbered Section 3.2(c) of the Plan is amended by adding the phrase “or Subsection 3.2(b)” immediately after the phrase “Subsection 3.2(a)” where it appears. The new Subsection 3.2(c) is further amended by adding the following to the end:

Notwithstanding the foregoing, effective December 1, 2001 for distributions prior to June 1, 2002, the Participant may elect the rollover option as described in Subsection 3.2(b), (regardless of whether the Participant has previously made an election to receive benefits under Subsection 3.2(a)), and such election shall be effective 10 days after the receipt of such election by the Administrative Benefit Committee or the OCN Committee.

4.  In all respects not amended, the Plan is hereby ratified and confirmed.

* * * * *

To record the adoption of the Amendment as set forth above, the Company has caused this document to be signed on this 26th day of November, 2001.

DOMINION RESOURCES, INC.

By:	/S/ ANTHONY E. MANNING
Anthony E. Manning Vice President—Human Resources

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